UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 2, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consent Order
On July 2, 2010, TIB Bank (the “Bank”), a subsidiary of TIB Financial Corp. (the “Company”) entered into a Consent Order (the “Order”) with the FDIC and the State of Florida Office of Financial Regulation (collectively, the “Regulatory Agencies”).  Among other things, the Bank has agreed with the Regulatory Agencies that (i) its Board will continue to increase its participation in the affairs of the Bank, and establish a Directors’ Committee to oversee the Bank’s compliance with the Order, (ii) it will continue to have and retain qualified management and notify the Regulatory Agencies of changes in directors or senior executive officers, and (iii) within 90 days it will have and maintain a Tier 1 capital ratio of at least 8% and a total risk based capital ratio of at least 12%.  The Bank also has agreed that it will (i) continue to charge off assets classified “loss” and 50% of those classified “doubtful,” (ii) undertake over a two-year period a scheduled reduction of the balance of assets classified “substandard” and “doubtful” in its recent examination by at least 70%, (iii) restrict extensions of additional credit to certain borrowers whose loans have been classified by the Bank, (iv) update its risk segmentation analysis with respect to concentrations of credit listed in its recent examination report, (v) prepare an updated business/strategic plan, (vi) update its plan to improve and/or sustain Bank earnings, (vii) continue to maintain an adequate allowance for loan losses, (viii) revise and implement a policy for managing interest rate risk, (ix) revise its plan relating to liquidity to encompass recommendations of the Regulatory Agencies, (x) not declare or pay dividends without the prior approval of the Regulatory Agencies, (xi) not accept, renew or rollover any broker deposits except in accordance with applicable FDIC regulations, (xii) notify the Regulatory Agencies prior to undertaking asset growth of 5% or more per annum, and (xiii) submit quarterly progress reports relating to the Order to the Regulatory Agencies.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Order, the form of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Announcement of Rights Offering Record Date
As previously announced, on June 29, 2010, the Company entered into an Investment Agreement (the “Agreement”) with the Bank and North American Financial Holdings, Inc. (the “Purchaser”) which provides for the Company to sell to the Purchaser (i) 700,000,000 shares of the Company’s common stock at $0.15 per share (the “Common Stock”), (ii) 70,000 shares of mandatorily convertible participating voting preferred stock (the “Preferred Stock”) for $1,000 per share and (iii) the right to purchase, during the two year period following the closing of the Share Purchase (as defined herein), up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share).  Following receipt of shareholder approval of an amendment to the Company’s restated articles of incorporation, the Preferred Stock issued at the closing will mandatorily convert into shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, subject to anti-dilution adjustments.  The sale of the Company Common Stock and Preferred Stock is referred to as the “Share Purchase.”

The Agreement provides that as promptly as practicable following the closing of the Share Purchase, and subject to compliance with all applicable law, the Company will distribute to each holder of record of Common Stock (a “Legacy Shareholder”) as of the close of business on the trading day 10 days after the Company provides notice to Nasdaq non-transferable rights (the “Rights”) to purchase Common Stock at a purchase price of $0.15 per share. On July 6, 2010, the Company announced that this record date will be July 12, 2010. Each Legacy Shareholder will receive 10 Rights for each share of Common Stock held by such Legacy Shareholder on the record date, provided that (i) the maximum number of shares of Common Stock with respect to which such Rights, in the aggregate, may be exercised is 149,000,000 shares and (ii) no Legacy Shareholder will be permitted to exercise any Rights to the extent that immediately following such exercise, such Legacy Shareholder (alone or acting in concert with any other holder of Common Stock) would own, control or have the power to vote in excess of 4.9% of the outstanding shares of Common Stock (assuming the conversion in full of the Preferred Stock).  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder, including the Purchaser.  Completion of the Rights Offering will be conditioned upon the approval by the Company’s shareholders of the increase in the Company’s authorized shares of Common Stock as contemplated by the Agreement.

For additional information regarding the Agreement and the transactions contemplated thereby, see the Company’s Form 8-K filed on June 30, 2010.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 7, 2010, the Company received a delisting notice from The NASDAQ Stock Market LLC (“NASDAQ”), which was anticipated, due to the Company’s non-compliance with NASDAQ’s $1.00 per share bid price requirement as previously discussed in its Form 8-K filed January 6, 2010. The letter from NASDAQ notified the Company that it is in violation of NASDAQ Marketplace Rule 5505 in that the bid price for its Common Stock was below the required listing standard and that its Common Stock will be delisted from NASDAQ on July 16, 2010 unless the Company asks for a hearing before a NASDAQ Listing Qualifications Hearing Panel (the “Panel”). The Company has requested such a hearing and will be required to present a plan for regaining compliance with the bid price rule. This request will stay the suspension of trading of the Company’s Common Stock until the Panel issues a written decision. The Company has already submitted the request for a hearing which was required to be received by NASDAQ by July 14, 2010.

The Company intends to request an extension of the share trading until it completes the Share Purchase and the rights offering discussed above, and has had the opportunity to evaluate the effect of those transactions on the Company’s compliance with the NASDAQ requirements. The Panel has the authority to grant an extension for up to 180 calendar days from the date of the delisting notification letter, if the Panel deems it appropriate. The letter from NASDAQ further states that if delisted, the Company’s Common Stock cannot be quoted on the OTC Bulletin Board or the Pink Sheets until a market maker has filed a Form 211 with FINRA relating to quoting the shares of the Company’s Common Stock and FINRA has cleared the Form 211.

In response to the NASDAQ notice, the Company has requested an oral hearing before the Panel to appeal the Staff’s delisting determination. Meanwhile, the Company’s Common Stock will continue to trade on the Nasdaq Global Select market until a written decision is rendered by the Panel. If the Company’s appeal is not successful, the Company intends to request that a market maker continue to make a market in the stock and apply to have the Company’s common stock eligible to trade on the OTC Bulletin Board.

ITEM 8.01 OTHER EVENTS.

           On July 6, 2010, the Company issued a press release announcing the rights offering record date. On July 7, 2010, the Company issued a press release announcing the Order and the receipt of a letter from NASDAQ and its  request for a hearing by the Panel. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Form 8-K, respectively, and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits

10.1 Form of Consent Order between TIB Bank, the Federal Deposit Insurance Corporation, and the State of Florida Office of Financial Regulation.

99.1 Press Release dated July 6, 2010.
99.2 Press Release dated July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: July 8, 2010	By:	/s/ Thomas J. Longe
Thomas J. Longe
Vice Chairman, Chief Executive Officer and President